Exhibit (h)(4)

FORM OF EXPENSE LIMITATION AGREEMENT

for

Certain Series as Listed on Schedule A

Allianz Funds Multi-Strategy Trust

1633 Broadway

New York, NY 10019

This Amended and Restated Expense Limitation Agreement (the “Agreement”) is entered into as of                    , 2016, by and between Allianz Funds Multi-Strategy Trust, a Massachusetts business trust (the “Trust”) on behalf of the Funds (as defined below), and Allianz Global Investors Fund Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS the Trust and the Manager have entered into an Amended and Restated Expense Limitation Agreement dated December 17, 2008, as amended and restated on September 1, 2011, and as amended and supplemented from time to time, with respect to certain series of the Trust, including the Funds (the “Prior Agreement”);

WHEREAS the Funds invest partially or primarily in the Underlying Funds (defined below) and indirectly incur fees and expenses relating to the management and operations of the Underlying Funds through such investment (as defined below, the “Underlying Fund Expenses”); and

WHEREAS the Trust and the Manager desire to terminate the Prior Agreement with respect to the Funds and enter into a new agreement on the terms set forth herein.

NOW, THEREFORE, the Trust and the Manager hereby enter into this Agreement as follows:

1. The Trust is an open-end management investment company that has multiple series, including the Funds, and offers multiple share classes (each a “Class”). This Agreement shall cover those series of the Trust listed on Schedule A hereto, together with each series that the Trust and the Manager in the future agree shall be covered by this Agreement (collectively, the “Funds”), and each Class of each Fund.

2. Pursuant to an Amended and Restated Investment Management Agreement between the Trust and the Manager dated as of September 1, 2011 (as from time to time in effect, the “Management Agreement”), the Trust has retained or will retain the Manager to provide the Trust and each Fund, and each Fund’s shareholders with investment advisory services, in exchange for an advisory fee on the terms set forth in the Management Agreement.

3. Pursuant to an Administration Agreement between the Trust with respect to the Funds and the Manager dated as of December 13, 2013 (as from time to time in effect, the “Administration Agreement”), the Trust has retained or will retain the Manager (in such capacity, the “Administrator”) to provide or procure for the Trust with respect to each Fund, and each Fund’s shareholders, various administrative and related services (including those provided by third-party service providers), in exchange for an administrative fee on the terms set forth in the Administration Agreement.

4. With respect to each Class of each Fund, as used in this Agreement:

(a)	“Attributable Class Expenses” means the Fund’s actual operating expenses, including organizational expenses, that are attributable to the Class, other than interest, taxes, extraordinary expenses, custodial credits, transfer agency credits and expense offset arrangements, plus the Fund’s Underlying Fund Expenses that are attributable to the Class (in each case expressed as a percentage of average daily net assets), prior to any waiver, reduction or reimbursement by the Manager under this Agreement;

(b)	“Effective Class Expenses” means the Fund’s actual operating expenses, including organizational expenses, that are paid by the Class, other than interest, taxes, extraordinary expenses, custodial credits, transfer agency credits and expense offset arrangements, plus the Fund’s Underlying Fund Expenses that are attributable to the Class (in each case expressed as a percentage of average daily net assets), after any waiver, reduction or reimbursement by the Manager under this Agreement, or under any other agreement, including, without limitation, any advisory or administrative fee waiver agreement;

(c)	“Expense Limit” means the sum of (i) the “Net Annual Fund Operating Expenses” listed for the Class of the Fund under “Expense Limit” in Schedule A, plus (ii) 0.0049% (expressed as a percentage of average daily net assets);

(d)	“Annual Excess Amount” means the extent to which the annual Attributable Class Expenses of the Class for a fiscal year (or portion thereof if the Fund was added to this Agreement during the course of such fiscal year) exceed the Expense Limit for that Class; and

(e)	“Underlying Fund Expenses” means any fees and expenses estimated (in accordance with Section 5 below) to have been incurred indirectly by the Class of the Fund as a result of investment by the Fund in shares of one or more “investment companies” (within the meaning of the 1940 Act (defined below)) or entities that would be “investment companies” but for the exceptions from that definition provided for in sections 3(c)(1) and 3(c)(7) of the 1940 Act (the “Underlying Funds”).

5. At the end of each fiscal quarter of each Fund, an estimate of the Underlying Fund Expenses of the Fund for such fiscal quarter shall be calculated in accordance with the formula and related instructions for determining “Acquired Fund Fees and Expenses” as set forth in Form N-1A, except that only information from such quarter shall be used in the calculation.

6. Each month, the Attributable Class Expenses of each Class of each Fund for such month (including the Underlying Fund Expenses determined for the most recent quarter as described in Section 5) shall be annualized as of the last day of the month. If such annualized Attributable Class Expenses exceed the Expense Limit of a Class, the Manager shall waive, reduce or reimburse the advisory fee and/or administrative fee it is entitled to receive from that Class under the Management Agreement and Administration Agreement, respectively, or otherwise reimburse Fund expenses attributable to such Class for that month by an amount such that the annualized Effective Class Expenses (including annualized applicable Underlying Fund Expenses) of such Class for such month equal the Expense Limit.

7. As necessary, and subject to any reimbursements made to the Manager pursuant to this Agreement, on or before the last day of the first month of each fiscal year of the Fund, an adjustment payment shall be made by the Manager to the relevant Class of the Fund or by the relevant Class of the Fund to the Manager, as applicable, such that the amount of the advisory fees, administrative fees or other expenses waived, reduced or reimbursed by the Manager pursuant to this Agreement with respect to such Class of the Fund during the previous fiscal year shall equal the Annual Excess Amount, if any, for such previous fiscal year.

8. This Agreement has an initial term through January 31, 2020 and shall apply through January 31 of each year thereafter so long as it is in effect. The Agreement shall automatically renew for additional one-year terms unless the Manager provides written notice to the Trust at the above address of the termination of this Agreement, which notice shall be received by the Trust at least thirty (30) days’ prior to the end of the then-current term. In addition, this Agreement may be terminated by the Trust upon ninety (90) days’ prior written notice to the Manager at its principal place of business. The Agreement shall terminate upon the termination of the Management Agreement or the Administration Agreement.

9. Nothing herein contained shall be deemed to require the Trust or the Fund to take any action contrary to the Trust’s Amended and Restated Agreement and Declaration of Trust, as amended or supplemented from time to time (the “Declaration of Trust”) or Second Amended and Restated Bylaws, as amended or supplemented from time to time (the “Bylaws”), or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or that relieves or deprives the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Fund.

10. Any term or provision of this Agreement, including but not limited to the advisory fee, the administrative fee the computations of net asset values and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement, the Administration Agreement or the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”), has the same meaning as in the Management Agreement, the Administration Agreement or the 1940 Act, as applicable, and any question of interpretation of such term or provision will be resolved by reference to the Management Agreement, Administration Agreement and the 1940 Act, as applicable.

11. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not be affected thereby.

12. A copy of the Trust’s Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

[Signature page follows.]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Agreement to be signed on its behalf by its duly authorized representative, as of the day and year first written above.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:
Name:
Title:

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:
Name:
Title:

[Signature Page to Expense Limitation Agreement]

SCHEDULE A

(updated as of                     , 2016)

Fund Name	Class	Expense Limit	Expense Limitation Expiration Date
AllianzGI Retirement 2015 Fund			01/31/20
	A	0.95%
	C	1.70%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%
AllianzGI Retirement 2020 Fund			01/31/20
	A	0.95%
	C	1.70%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%
AllianzGI Retirement 2025 Fund			01/31/20
	A	0.95%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%
AllianzGI Retirement 2030 Fund			01/31/20
	A	0.95%
	C	1.70%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%

[Schedule A to Expense Limitation Agreement]

Fund Name	Class	Expense Limit	Expense Limitation Expiration Date
AllianzGI Retirement 2035 Fund			01/31/20
	A	0.95%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%
AllianzGI Retirement 2040 Fund			01/31/20
	A	0.95%
	C	1.70%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%
AllianzGI Retirement 2045 Fund			01/31/20
	A	0.95%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%
AllianzGI Retirement 2050 Fund			01/31/20
	A	0.95%
	C	1.70%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%
AllianzGI Retirement 2055 Fund			01/31/20
	A	0.95%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%
AllianzGI Dynamic Multi-Asset Income Fund			01/31/20
	A	0.95%
	C	1.70%
	R	1.30%
	R6	0.55%
	P	0.65%
	Administrative	0.90%

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:
Name:
Title:

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:
Name:
Title:

[Signature Page to Schedule A of Expense Limitation Agreement]